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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

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                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of Earliest Event Reported):  September 26, 1997



                         AMERICAN WASTE SERVICES, INC.
            (Exact Name of Registrant as Specified in its Charter)


           Ohio                        1-10599              34-1602983
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(State or Other Jurisdiction      (Commission File        (IRS Employer
     of Incorporation)                  Number)        Identification No.)


                     One American Way, Warren, Ohio  44484
             (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (330) 856-8800



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            (Former name and address, if changed since last report)


                   This Report contains a total of 2 pages.

                            There are no exhibits.
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ITEM 5.  Other Events

Securities Litigation Dismissed

     On or about October 3, 1991, one shareholder owning 100 shares of stock brought suit against the Company and others on behalf of himself and a purported class of other shareholders in the United States District Court for the Southern District of New York. The suit alleged that the Company, the signatories to the registration statements filed with the Securities and Exchange Commission during October 1990, and the Company's underwriters violated federal securities laws in connection with the Company's public offering of six million shares of Class A Common Stock in October 1990. Among other things, the suit alleged misrepresentations and failure to disclose allegedly material information concerning the nature of the Company's market; the size of the Company's market; the Company's failure to disclose that its landfills were located within a 50-mile radius of each other in Ohio, thus making the Company especially vulnerable to local conditions and competition; the Company's failure to set forth the present and imminent competition; and the Company's growth. The Plaintiff sought damages in an unspecified amount alleged to have arisen in part from the decline in the price of the Company's stock following the public offering, and rescission.

     On September 26, 1997 the Court granted the defendants' Motion for Summary Judgement and dismissed Plaintiff's case. Pursuant to the federal rules of appellate procedure, the Court's dismissal is appealable within thirty days of the date of the judgement entry.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMERICAN WASTE SERVICES, INC.



                                     /s/ Timothy C. Coxson
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                                    By:  Timothy C. Coxson
                                         Executive Vice President, Finance
                                         Treasurer, Chief Financial Officer

DATED:  October 1, 1997